BAY AREA DISTRIBUTING

1061 Factory Street
Richmond, Ca.  94804

Bus (510) 232-8554
Fax  (510) 232-5017

BAY AREA DISTRIBUTING TERRITORIAL AGREEMENT

THIS AGREEMENT MADE AND ENTERED THIS 17TH DAY OF FEBRUARY, 2000 BY AND BETWEEN BAY AREA DISTRIBUTING CO., INC., A LICENSED BEER WHOLESALES, HEREBY REFERRED TO AS "SUPPLIER" APPOINTS SAID "DISTRIBUTOR", AND BUTTE CREEK HEREBY REFERRED TO AS "SUPPLIER" APPOINTS SAID DISTRIBUTOR THE TERRITORIAL AUTHORIZATION TO DISTRIBUTE THE FOLLOWING BRANDS:

ROLANDS RED
CREEKSIDE WHEAT
GOLD ALE
WINTER ALE (SEASONAL)
ORGANIC ALE
ORGANIC PORTER

IN THE FOLLOWING COUNTIES OF:

ALAMEDA, CONTRA COSTA, MARIN, & SAN FRANCISCO

"DISTRIBUTOR" COST TO THE RETAIL TRADE WILL BE BASED ENTIRELY AND SOLELY ON EXISTING F.O.B. AND LAID-9N COSTS AS PREDETERMINED BY "SUPPLIER".

THIS AGREEMENT IS SUBJECT TO CHANGE AND/OR TERMINATION ONLY UPON WRITTEN NOTICE.

BAY AREA DISTRIBUTING COMPANY	BREWERY/SUPPLIER

/s/ Keith Tabayegan	/s/ Tom Atmore
DATED: 2/17/00	DATED: 2/17/00